Exhibit 99-2


Names and Addresses of Additional Reporting Persons:

Charles B. Johnson
Franklin Templeton Investments
One Franklin Parkway
San Mateo, CA 94403-1906


Rupert H. Johnson, Jr.
Franklin Templeton Investments
One Franklin Parkway
San Mateo, CA 94403-1906


Franklin Advisers, Inc.
One Franklin Parkway
San Mateo, CA  94403 1906

Maria Gray, Secretary of Franklin Advisers, Inc.

Franklin Custodian Funds on behalf of Franklin Income Fund


By:/s/ROBERT C. ROSSELOT
   ---------------------------
Name: Robert C. Rosselot
Title: Vice President and Assistant Secretary, Franklin Custodian Funds